UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

TUCOWS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 10, 2024

Dear Fellow Shareholder:

Tucows Inc. will hold its 2024 Annual Meeting of Shareholders (“Annual Meeting”) on June 20, 2024, which will be held online at 1:00 p.m. Eastern Time.

Shareholders will be able to attend and listen to the Annual Meeting live, submit questions, and vote their shares electronically, from virtually any location around the world. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/TCX, prior to the deadline of June 19, 2024 at 5:00 p.m. Eastern Time. If you are not a shareholder, please register at the same link, using the guest option. Upon completing your registration, you will receive further instructions via email, including unique links that will allow you to access the Annual Meeting, and permit you to submit questions.

You are entitled to register and participate in the Annual Meeting as a shareholder, if you were a shareholder on April 22, 2024, the record date of the Annual Meeting. Registration is now open and you must register before 5:00 p.m. Eastern Time, on June 19, 2024, in order to be able to attend the Annual Meeting.

The accompanying notice of Annual Meeting and proxy statement describe the matters we will discuss and vote on at the Annual Meeting. You will also have an opportunity to ask questions.

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials, including this notice of Annual Meeting; proxy statement; our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and the electronic proxy card, for the meeting to our shareholders via the Internet, by sending you a Notice of Internet Availability of Proxy Materials, (the “Notice”), that explains how to access our proxy materials, and how to vote online. If you received the Notice and would like us to send you a printed copy of our proxy materials, please follow the instructions included in the Notice.

Your vote is important. I hope you will join us at the virtual Annual Meeting. Whether or not you plan to attend, we encourage you to vote – regardless of the size of your shareholdings. Every vote is important, and your participation enables us to listen and act on what matters to you as a shareholder. Please ensure that your shares are represented and voted at the Annual Meeting in accordance with your instructions by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by voting your shares over the phone or online. Voting online is fast and convenient, and your vote is immediately tabulated and confirmed. Using the Internet also helps save us money by reducing postage and proxy tabulation costs. Please refer to detailed instructions included in the proxy statement or in the Notice of Internet Availability of Proxy Materials.

Sincerely,

Elliot Noss
President and Chief Executive Officer

TUCOWS INC.

96 Mowat Avenue

Toronto, Ontario M6K 3M1

Canada

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 20, 2024

The 2024 Annual Meeting of shareholders of Tucows Inc. will be held virtually at 1:00 p.m., Eastern Time, on June 20, 2024, in order to:

1.	Elect eight directors to serve on our Board of Directors until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	Ratify the appointment of Deloitte LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2024;

3.	Transact such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

At the Annual Meeting, our Board of Directors intends to present Allen Karp, Erez Gissin, Elliot Noss, Jeffery Schwartz, Robin Chase, Marlene Carl, Lee Matheson and Gigi Sohn as nominees for election to the Board of Directors.

Only shareholders of record on the books of the Company at the close of business on April 22, 2024, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Our Board of Directors is soliciting the enclosed proxy. Please carefully read the accompanying proxy statement for more information regarding the business to be transacted at the Annual Meeting. You will also find enclosed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

A complete list of the shareholders entitled to vote at the Annual Meeting will be available to those who properly register for and attend the Annual Meeting to review for purposes related to the Annual Meeting.

Davinder Singh
Chief Financial Officer, Secretary and Treasurer

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to Be Held on June 20, 2024:

We have elected to furnish the proxy materials to you via the Internet pursuant to the U.S. Securities and Exchange Commission (“SEC”) rules, which allows us to reduce costs associated with the 2024 Annual Meeting. Beginning on or about May 10, 2024, we will first release to certain stockholders the “Notice of Internet Availability of Proxy Materials” containing instructions on how to access the proxy materials online. The “Notice of Internet Availability Proxy Materials," will also instruct you as to how you may vote your proxy. No printed materials will be available unless you specifically request them by following the instructions in the “Notice of Internet Availability of Proxy Materials.” Printed copies will be provided upon request at no charge.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are also available at http://www.tucowsproxymaterials.com/ for viewing, downloading and printing. The information on our website is not part of this proxy statement. References to our website in this proxy statement are intended to serve as inactive textual references only.

TUCOWS INC.

96 Mowat Avenue

Toronto, Ontario M6K 3M1

Canada

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 20, 2024

We are sending this proxy statement to shareholders of Tucows Inc., a Pennsylvania corporation (“Tucows”, the “Company”, “we”, or “our”), in connection with our Board of Directors’ (the “Board”) solicitation of proxies for use at our Annual Meeting of shareholders to be held virtually at 1:00 p.m. Eastern Time, on June 20, 2024 (the “Annual Meeting”). We have also enclosed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, (“2023 Annual Report”).

VOTING INFORMATION

Record Date

The record date for the Annual Meeting was April 22, 2024. You may vote all shares of our common stock that you owned as of the close of business on that date. On April 22, 2024, we had 10,930,971 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter to be voted at the Annual Meeting. This proxy statement or the Notice of Internet Availability of Proxy Materials, (the “Notice”), are being mailed or made available online on or about May 10, 2024, to shareholders of record as of the close of business on the record date.

How to Vote

By mail: If you hold your shares through a securities broker (that is, in street name), you may complete and mail the voting instruction card forwarded to you by your broker. If you hold your shares in your name as a holder of record, you can vote your shares by proxy by properly completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope. A properly completed and returned proxy card will be voted as you instruct, unless you subsequently revoke your instructions.

Online: If you hold your shares through a securities broker, you may vote your shares online by following the instructions included with the voting instruction card forwarded to you by your broker. If you vote your shares via online, you may incur costs such as Internet access charges. Online voting is available through 11:59 p.m., prevailing time, on June 19, 2024.

At the Annual Meeting: Submitting your vote by mail or via online does not limit your right to vote by attending the virtual annual meeting per our President and Chief Executive Officer’s Shareholder Letter if you later decide to do so. To attend please register at https://register.proxypush.com/TCX prior to the deadline of June 19, 2024 at 5:00 p.m. Eastern Time. If you are not a shareholder, please use the guest option at the link above when registering. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. If you hold your shares in street name and want to vote virtually at the Annual Meeting, you must obtain a proxy from your broker and email a copy of your legal proxy to Kristine Markfort at our Share Transfer Agent, Odyssey Transfer and Trust Company US Inc., at KMarkfort@odysseytrust.com by 5:00 p.m. Eastern Time, June 19, 2024.

Revoking Your Proxy

You can revoke your proxy at any time before your shares are voted at the Annual Meeting. If you are a shareholder of record, you can send a written notice of revocation to our Secretary at our principal executive office, (96 Mowat Avenue, Toronto, Ontario, M6K 3M1, Canada), or preferably by email to agm@tucows.com, and request another proxy card. If you hold your shares through a broker, bank, or other nominee, you can revoke your proxy by contacting such broker, bank, or other nominee, and asking for a new proxy card. If you submitted your proxy online, you can amend your vote by re-voting online. You can also virtually attend the Annual Meeting and vote. Merely virtually attending the Annual Meeting will not revoke your proxy.

Returning Your Proxy without Indicating Your Vote

If you return a properly completed, signed, and dated proxy card without indicating your vote, and do not revoke your proxy, your shares will be voted according to the Board’s recommendations.

Quorum Required to Hold the Annual Meeting

We need the presence of, virtually or by proxy, shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, on a particular matter to be acted upon at the meeting, in order to constitute a quorum for the purpose of consideration of, and action on the matter. If a quorum is present, then the shareholders can continue to do business and vote on other matters until adjournment. Votes withheld in the election of directors are treated as present for purposes of determining a quorum. If your shares are held in “street name,” and you do not give your broker voting instructions, your broker generally will have discretion to vote your shares for “routine” matters such as the proposal to ratify Deloitte LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. If your broker votes your shares on this proposal you will be deemed present for purposes of determining a quorum. For more information regarding “routine” and “non-routine” matters and “broker non-votes,” see, “Street Name Shares and Broker Non-Votes.”

Vote Required to Elect Directors

A plurality of the votes cast is required for the election of directors. Accordingly, the eight nominees for election as directors who receive the highest number of votes actually cast will be elected.

Vote Required to Ratify the Appointment of Deloitte LLP

The affirmative vote of a majority of the votes cast by all shareholders represented at the Annual Meeting virtually or by proxy, and entitled to vote, is required to ratify the appointment of Deloitte LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Street Name Shares and Broker Non-Votes

If your shares are held in “street name,” you must instruct the broker or such other nominee as to how to vote your shares by following the instructions that the broker or other nominee provides to you. Brokers usually offer the ability for shareholders to submit voting instructions by mail by completing a vote instruction form, by telephone or online. If you do not provide instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.”

Brokers will not have authority to vote for the election of directors. “Broker non-votes,” will not occur in connection with the proposal to ratify Deloitte LLP as our independent registered public accounting firm for the year ending December 31, 2024, because this is a “routine” matter and brokers, banks, trustee and other nominees have discretionary voting authority to vote shares on this proposal without specific instruction from the beneficial owner of such shares.

Withholding Your Vote or Voting to “Abstain”

In the election of directors, you may withhold your vote for any of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. For the other proposals, you may vote to “abstain.” If you vote to “abstain” for another proposal, your vote will have no effect on the outcome of such proposal, because your shares will be excluded entirely from the vote and will not be deemed as a vote cast.

Postponement or Adjournment of the Annual Meeting

If you have already properly completed and returned your proxy and the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the rescheduled meeting. You will still be able to revoke your proxy at any time before it is voted.

BENEFICIAL OWNERSHIP OF COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Stock Ownership of Executive Officers and Directors

The following table sets forth the beneficial ownership of our common stock, as of the record date, by our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for the last completed fiscal year (each a “named executive officer” or a “NEO”); each of our directors; and all of our directors and executive officers as a group. The information on beneficial ownership in the table and related footnotes is based upon data furnished to us by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each person named has sole voting power and sole investment power with respect to the shares included in the table.

	BENEFICIAL OWNERSHIP OF COMPANY STOCK
Name	Company Stock Beneficially Owned Excluding Options		Company Stock Options Exercisable within 60 days of April 21, 2024	Total Common Stock Beneficially Owned	Percent of Class
Elliot Noss
96 Mowat Avenue Toronto, Ontario, Canada	680,505	(2)	17,375	697,880	6.4%
Davinder Singh	8,082	(5)	13,187	21,269	*
Justin Reilly	1,944		14,937	16,881	*
David Woroch	125,348	(3)	11,687	137,035	1.3%
Bret Fausett	31,695	(6)	10,652	42,347	*
Robin Chase	29,172		18,750	47,922	*
Erez Gissin	17,887		18,750	36,637	*
Jeffrey Schwartz	12,375		18,750	31,125	*
Allen Karp	18,014	(4)	18,750	36,764	*
Marlene Carl	18		8,125	8,143	*
Gigi Sohn	-		-	-	*
Lee Matheson	-		-	-	*
All directors and executive officers as a group (12 persons)					11.6%

*      Less than 1%.

(1)    Based on 10,930,971 shares outstanding as of April 22, 2024, and stock options exercisable within 60 days of April 22, 2024.

(2)    Includes an aggregate of 122,309 shares of common stock that are held in Mr. Noss’s retirement accounts. Includes 2,470 shares held by Mr. Noss's spouse, for which Mr. Noss disclaims ownership. Includes 38,968 shares of common stock that are held in Mr. Noss’s former spouses name, over which he has voting power only, pursuant to a separation agreement of 2013. Includes 514,951 shares of Common Stock that are subject to a loan and pledge arrangement entered into by Mr. Noss in order to satisfy the required Canadian taxes and exercise price due in connection with the exercise of expiring options.

(3)    Includes 54,984 shares of common stock that are held in Mr. Woroch’s RRSP account and10,750 shares of common stock held in his wife’s RRSP account.

(4)    Includes 3,000shares of common stock that are held directly by Mr. Karp’s wife.

(5)    Includes 319 shares of common stock held in Mr. Singh's Deferred Profit Sharing Plan (DPSP) account.

(6)    Includes 590 shares of common stock held in Mr. Fausett's 401(K) retirement savings plan.

Share Ownership of Certain Beneficial Owners

The following table sets forth information with respect to each shareholder known to us to be the beneficial owner of more than 5% of our outstanding common stock as reported in such shareholder’s most recent Schedule 13G or Schedule 13D filing with the SEC. The beneficial ownership of shares for Mr. Noss is described in the table above.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (1)
Edgepoint Investment Group, Inc.	2,106,165	(3)	19.3%
150 Bloor Street West, Suite 500
Toronto, Ontario, Canada, M5S 2X9

Investmentaktiengesellschaft für langfristige Invetoren TGV	2,013,932	(2)	18.4%
Ruengsdorfer Str. 2e 53173
Bonn, Germany

Blacksheep Fund Management Ltd.	915,154	(4)	8.4%
Rock House, Main Street
Blackrock, Co, Dublin, Ireland A94 YY39

BlackRock, Inc.	706,631	(5)	6.5%
55 East 52nd Street
New York, NY 10055

The Vanguard Group	694,231	(6)	6.5%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	Based on 10,930,971 shares outstanding as of April 22, 2024.

(2)

Investmentaktiengesellschaft für langfristige Invetoren TGV has sole voting power and sole dispositive power over 2,013,932 shares of common stock. This information is based solely on a review of a Schedule 13G filed with the SEC on February 13, 2024 by Investmentaktiengesellschaft fürlangfristige Invetoren TGV.

(3)

Edgepoint Investment Group, Inc. has sole voting power and sole dispositive power over 1,947,291 shares of common stock, and shared voting and shared dispositive power over 158,874 shares of common stock. This information is based solely on a review of a Schedule 13G filed with the SEC on February 14, 2024 by Edgepoint Investment Group, Inc.

(4)

Blacksheep Fund Management Ltd. has shared voting power and shared dispositive power over 915,154 shares of common stock. This information is based solely on a review of a Schedule 13D/A filed with the SEC on January 17, 2024 by Blacksheep Fund Management Ltd.

(5)

Blackrock Inc. has sole voting power over 696,183 shares of common stock and sole dispositive power over 706,631 shares of common stock, and no voting power over 11,063 shares of common stock. This information is based solely on a review of a Schedule 13G filed with the SEC on January 29, 2024 by Blackrock Inc.

(6)

The Vanguard Group had sole dispositive power over 681,730 shares of common stock, shared dispositive power over 12,501 shares of common stock, and shared voting power over 9,079 shares of common stock, and no voting power over 598,610 shares of common stock. This information is based solely on a review of a Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership and reports of changes in ownership of our common stock and our other equity securities. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

       We believe that, under the SEC’s rules and based solely upon our review of the copies of the Forms 3, 4 and 5 furnished to us, or written representations from certain reporting persons, any such reports have been filed in a timely manner, except for a late Form 4 filing by Lee Matheson on February 28, 2024, reporting one transaction completed by Mr. Matheson on November 17, 2023.

PROPOSAL No. 1

ELECTION OF DIRECTORS

Our business is managed under the direction of our Board of Directors (“Board”). Our Second Amended and Restated Bylaws, as amended (the “Bylaws”), provide that our Board determines the number of directors from time to time, which is currently set at a maximum of eight.

Our directors are all subject to annual election and serve until the election or appointment and qualification of their successors or their earlier death, resignation or removal. The current term of office of all of our directors expires upon election of their successors at the 2024 Annual Meeting.

Our Board of Directors is presently composed of eight members. All director nominees have agreed to be named in this proxy statement and to serve if elected.

Our Board expects that all of the nominees will be available for election and willing to serve as directors. In the event that any of the nominees become unavailable or unwilling to serve as a director, proxies received will be voted for substitute nominees to be designated by our Board or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

Set forth below is biographical information for each nominee standing for election at the 2024 Annual Meeting. The following descriptions also outline the specific experience, qualifications, attributes, and skills that qualify each person to serve on our Board.

The directors standing for election are:

Erez Gissin	Director since August 2001

Mr. Gissin, 65, has served since 2010 as a managing partner in Helios Energy Investment, a renewable energy investment fund. From 2005 to 2010, Mr. Gissin served as the Chief Executive Officer of BCID Ltd., an investment company focusing on infrastructure development projects in China. From 2000 to 2005, Mr. Gissin served as the Chief Executive Officer of IP Planet Networks Ltd., an Israeli satellite communication operator providing internet backbone connectivity and solutions to Internet Service Providers. From 1995 to 2000, Mr. Gissin was Vice President, Business Development of Eurocom Communications Ltd., a holding company that controls several telecommunications services, equipment and internet companies in Israel.

Mr. Gissin has a strong background in the internet communications industry and has gained significant institutional knowledge in his long tenure as one of our directors. Mr. Gissin also has significant leadership experience as the Chief Executive Officer of BCID Ltd. and IP Planet Networks Ltd. and has extensive financial acumen derived from his years of executive experience and PE fund management. All of these qualities qualify Mr. Gissin to be a director of Tucows.

Elliot Noss	Director since August 2001

Mr. Noss, 61, is Tucows' President and Chief Executive Officer and has served in such capacity since the completion of our merger with Tucows Delaware in August 2001. From May 1999 until completion of the merger in August 2001, Mr. Noss served as President and Chief Executive Officer of Tucows Delaware. Before that, from April 1997 to May 1999, Mr. Noss served as Vice President of Corporate Services of Tucows Interactive Ltd., which was acquired by Tucows Delaware in May 1999.

Mr. Noss’s lengthy service as our Chief Executive Officer has provided him with extensive knowledge of, and experience with, Tucows’ operations, strategy and financial position. In addition, Mr. Noss has widespread knowledge of the Internet and software industry generally that, coupled with his operational expertise, qualifies him to be a director of Tucows.

Jeffrey Schwartz	Director since June 2005

Mr. Schwartz, 61, has served as a director of Dorel Industries since 1987 and as Executive Vice President and Chief Financial Officer since 2003. Mr. Schwartz is a graduate of McGill University in Montreal and has a degree in the field of business administration.

Mr. Schwartz has a significant amount of public-company financial expertise, particularly in his executive experience as the chief financial officer of Dorel Industries, Inc. This executive experience, along with Mr. Schwartz’s service as one of our Audit Committee members (and as Chairperson of our Audit Committee since 2005), qualifies him to be a director of Tucows.

Allen Karp	Director since October 2005 and Chair Emeritus since September 2021

Mr. Karp, 83, was with Cineplex Odeon Corporation in various positions from 1986 to 2005, retiring as Chairman and Chief Executive Officer in 2002 and as Chairman Emeritus in 2005. From 1966 to 1986, he practiced law at the law firm of Goodman and Carr LLP, where he was named partner in 1970. Mr. Karp was until recently a Director of Brookfield Real Estate Services Inc., where he also served on the Audit Committee and as the Chair of the Corporate Governance Committee. From 2004 to 2014, Mr. Karp was Chairman of the Board of Directors of IBI Group Inc., as well as Chairman of the Nominating, Governance and Compensation Committee. Mr. Karp is a past director of the Toronto International Film Festival Group, where he served as Chairman of the Board from 1999 to 2007 and served as Chairman of its Corporate Governance Committee from 2007 to 2012. Additionally, Mr. Karp has previously served as director of several other public corporations.

Mr. Karp has extensive executive leadership skills, long-standing senior management experience, a strong ethics and compliance focus and audit committee experience. These skills and qualifications, in addition to his recent service on the boards of directors of other public companies, enable him to bring valuable perspectives to our Board, particularly with respect to corporate governance matters, and qualify him to be a director of Tucows.

Robin Chase	Chair since September 2021 and Director since October 2014

Robin Chase, 65, is a transportation entrepreneur. She is co-founder and former CEO of Zipcar, founded in 2000, the world’s leading car sharing network; as well as co-founder of Veniam, founded in 2012, a network company that moves terabytes of data between vehicles and the cloud. In 2019, she co-founded her first nonprofit, NUMO, a global alliance to channel the opportunities presented by new urban mobility technologies to build cities that are sustainable and just. Her book is Peers Inc: How People and Platforms are Inventing the Collaborative Economy and Reinventing Capitalism.

In addition to Ms. Chase’s position as Chair of the Tucows Board, she sits on the boards of World Resources Institute, and serves on the Dutch multinational DSM’s Sustainability Advisory Board. In the past, she served on the boards of Veniam and the Massachusetts Department of Transportation, the French National Digital Agency, the National Advisory Council for Innovation & Entrepreneurship for the US Department of Commerce, the Intelligent Transportations Systems Program Advisory Committee for the US Department of Transportation, the OECD’s International Transport Forum Advisory Board, the Massachusetts Governor’s Transportation Transition Working Group, and Boston Mayor’s Wireless Task Force.

Ms. Chase lectures widely, has been frequently featured in the major media, and has received many awards in the areas of innovation, design, and environment, including the prestigious Urban Land Institute’s Nicols Prize as Urban Visionary, Time 100 Most Influential People, Fast Company Fast 50 Innovators, and BusinessWeek Top 10 Designers. Robin graduated from Wellesley College and MIT’s Sloan School of Management, was a Harvard University Loeb Fellow, and received an honorary Doctorate of Design from the Illinois Institute of Technology.

Ms. Chase’s experience operating companies at the chief executive officer level along with her numerous experiences on these boards and councils qualify her to be a director of Tucows.

Marlene Carl	Director since September 2021

Marlene Carl, 34, became Chief Financial Officer ("CFO) in 2021 at CHAPTERS group AG (formerly MEDIQON Group AG), a German publicly traded company focused on entrepreneurial and long-term investments in companies with scalable business models from a variety of sectors, including a number of software companies. Prior to joining CHAPTERS Group AG in 2020, Ms. Carl worked in financing for eight years focusing on digital infrastructure in Europe, from Fiber-to-the-Home (“FTTH”) roll-outs in rural areas to data center construction, for banks including Berenberg and NIBC Bank N.V., based in Hamburg, London and Frankfurt. Ms. Carl holds a Master of Science from Frankfurt School of Finance & Management with a focus on capital markets.

Ms. Carl’s experience in investment management and infrastructure financing, including FTTH projects, qualify her to be a director of Tucows.

Lee Matheson	Director since September 2023

Lee Matheson, 43, is a Partner at EdgePoint Investment Group Inc. Previously, Mr. Matheson was a co-founder of Broadview Capital Management Inc. and portfolio manager of the Broadview Dark Horse LP, a long/short fund focused on Canadian small cap securities. Mr. Matheson has extensive public company experience having served on the boards of Echelon Financial Holdings Inc. from 2018 to 2020; RDM Corporation from 2011 to 2017; AlarmForce Industries Inc. from 2016 to 2018; WesternOne Inc. from 2016 to 2018; Medworxx Solutions Inc. from 2013 to 2015, and Strad Inc. from 2019 to 2020. Mr. Matheson is currently a director of AutoCanada Inc. and Optiva Inc., and is a Chartered Financial Analyst Charterholder.

Mr. Matheson’s experience in investment management, financing, and SaaS businesses qualify him to be a director of Tucows.

Gigi Sohn	Director since September 2023

Gigi Sohn, 61, is the Executive Director of the American Association of Public Broadband (AAPB), a Benton Institute Senior Fellow and Public Advocate and a Distinguished Fellow at the Georgetown Law Institute for Technology Law & Policy. She is one of the nation’s leading public advocates for open, affordable and democratic communications networks. In October 2021, President Biden nominated her to serve on the Federal Communications Commission.

From 2013 to 2016, Ms. Sohn was Counselor to the former Chairman of the Federal Communications Commission, Tom Wheeler. She spent the previous 12 years as Co-Founder and CEO of Public Knowledge, a leading communications and intellectual property policy advocacy organization serving the interests of consumers in Washington. Ms. Sohn was previously a Project Specialist in the Ford Foundation’s Media, Arts and Culture unit and Executive Director of the Media Access Project, the first public interest communications law firm. In 1997, President Clinton appointed Ms. Sohn to serve as a member of his Advisory Committee on the Public Interest Obligations of Digital Television Broadcasters.

Ms. Sohn is a long-time advocate for LGBTQ+ equality and has served as President of the Gay and Lesbian Lawyers (now the LGBT Bar Association) of Washington, DC from 1994-1997 and was elected as the first openly LGBTQ+ member of the District of Columbia Bar Board of Governors.

Ms. Sohn’s experience in telecommunications policy and regulation, and consumer interests qualify her to be a director of Tucows.

The Board unanimously recommends a vote FOR the nominees listed above.

CORPORATE GOVERNANCE

Corporate Governance Documents

The governance principles of our Board include the charters of our Audit Committee and our Corporate Governance, Nominating and Compensation Committee. Our governing principles also include our Code of Business Conduct and Ethics which includes specifics for our senior officers, including our Chief Executive Officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Each of these documents can be obtained without charge from our internet web site at tucows.com. Amendments and waivers of our ethics policy for our senior officers will either be posted on our website or filed with the SEC on a Current Report on Form 8-K.

Director Independence

Ms. Chase serves as Chair of the Board. The Board currently consists of eight directors, all of whom, except for Elliot Noss, are “independent” within the meaning of the independence requirements prescribed by the listing standards of the NASDAQ Capital Market. The Board believes that this structure, which provides an overwhelming majority of independent directors, coupled with the Board meeting in executive session without any management directors or non-independent directors present, is an appropriate structure for Tucows’ Board. We believe that this structure provides appropriate and independent oversight by the Board. The Board regularly consults with our Chief Executive Officer, who is also a director, and our Corporate Governance, Nominating and Compensation Committee to review the various types of risk that affect Tucows and the strategies to mitigate such risks. The Board believes that this structure has been effective.

Meetings

Each director attended all of the Board meetings and committee meetings on which he or she served (for the period that such director served on the Board and/or committee during Fiscal 2023), other than Brad Burnham who, prior to his resignation, attended 71% of the meetings of the Board held during Fiscal 2023.

Executive Sessions of Independent Directors

A majority of the independent directors meet quarterly in executive sessions without members of our management present. Ms. Chase was responsible for chairing the executive sessions.

Policy Regarding Attendance

Directors are expected, but are not required, to attend board meetings, meetings of committees on which they serve, and shareholder meetings, and to spend the time needed and meet as frequently as necessary to discharge their responsibilities properly.  Elliot Noss attended our 2023 annual meeting of shareholders held virtually.  The remainder of the Board were available on request.

Committees

Our Board has two committees: an audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended; and a corporate governance, nominating and compensation committee. Our committees generally meet in connection with regularly scheduled quarterly and annual meetings of the Board, with additional meetings held as often as its members deem necessary to perform its responsibilities. From time to time, depending on the circumstances, the Board may form a new committee or disband a current committee.

The Audit Committee currently consists of Mr. Schwartz (Chair), Ms. Carl, Mr. Karp and Mr. Gissin, all of whom are independent directors as prescribed by the NASDAQ Capital Market listing standards and Rule 10A-3 under the Exchange Act. Ms. Carl joined the Committee in November 2023.

The Audit Committee held five meetings during Fiscal 2023. Each member of the Audit Committee attended 100% of the total number of meetings of the committee during Fiscal 2023. The Audit Committee’s purposes are to:

●	Provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;
●

Assist the Board in oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent registered public accounting firm, and (iv) the Company’s internal accounting and financial controls;

●	Provide to the Board such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board; and
●	Oversee the management of risks associated with the Company’s financial reporting, accounting and auditing matters.

Each of the members of our Audit Committee is an independent director and satisfies the independence standards as prescribed by the listing standards of the NASDAQ Capital Market and Rule 10A-3 under the Exchange Act, and is able to read and understand fundamental financial statements including balance sheets, income statements and cash flow statements. Additionally, the Board has determined that Mr. Schwartz qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K. The Board has adopted a written charter for the Audit Committee, which the Audit Committee has reviewed and determined to be in compliance with the rules prescribed by the listing standards of the NASDAQ Capital Market and which is available at tucows.com.

The Corporate Governance, Nominating and Compensation Committee currently consists of Ms. Chase (Chair), Mr. Karp, Ms. Sohn and Mr. Matheson. Mr. Schwartz served on the committee until November 2023, and Ms Sohn and Mr. Matheson joined in November 2023. Each member of our Corporate Governance, Nominating and Compensation Committee is an independent director as defined in the listing standards of the NASDAQ Capital Market and also satisfies the applicable compensation committee member independence standards as prescribed by the listing standards of the NASDAQ Capital Market and Rule 10C-1 under the Exchange Act.

The Corporate Governance, Nominating and Compensation Committee held five meetings during Fiscal 2023. Each member of the Corporate Governance, Nominating and Compensation Committee attended 100% of the total number of meetings of the committee during Fiscal 2023. The Corporate Governance, Nominating and Compensation Committee’s purposes are to:

●	Identify individuals qualified to become board members, consistent with criteria approved by the Board.
●	Select, or recommend that the Board select, the director nominees for election at each annual meeting of stockholders.
●	Oversee the evaluation of the Board and management.
●

Review and approve corporate goals and objectives relevant to the CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO's compensation level based on this evaluation.

●	Review and approve non-CEO Executive compensation including incentive compensation and equity-based compensation.
●	Provide oversight of the Company’s compensation policies and plans and benefits programs, and overall compensation philosophy.
●	Administer the Company’s equity compensation plans for its executive officers and employees and the granting of equity awards pursuant to such plans or outside of such plans; and
●	Cause to be prepared the report of the Corporate Governance, Nominating and Compensation Committee required by the rules and regulations of the SEC.

The Corporate Governance, Nominating and Compensation Committee may delegate authority to one or more members of this committee or one or more members of management when appropriate, but no such delegation is allowed if the authority is required by law, regulation or listing standard to be exercised by the Corporate Governance, Nominating and Compensation Committee as a whole. The Board has adopted a written charter for the Corporate Governance, Nominating and Compensation Committee, which the Corporate Governance, Nominating and Compensation Committee has reviewed and determined to be in compliance with the rules prescribed by the listing standards of the NASDAQ Capital Market and which is available at tucows.com.

Our executive officers do not play a formal role in determining their compensation. However, our People Team reviews (i) information the Company purchased from Payscales (formerly known as Payfactor) and (ii) published trends for the year from a variety of public sources, and, after consulting with Mr. Noss, our Chief Executive Officer, provides consolidated information outlining management’s recommendation regarding executive officer compensation based on title to the Corporate Governance, Nominating and Compensation Committee. The Corporate Governance, Nominating and Compensation Committee then reviews and discusses the information provided with our CEO and Vice President, People, and then determines the total compensation for each named executive officer, as it deems appropriate.

Board Leadership Structure and Responsibilities

Our Board of Directors oversees management’s performance on behalf of our shareholders. Our Board's primary responsibilities are to (1) monitor management’s performance to assess whether we are operating in an effective, efficient and ethical manner to create value for our shareholders, (2) periodically review our long-range plans, business initiatives, capital projects and budget matters and (3) approve compensation for our President and Chief Executive Officer who, with senior management, manages our day-to-day operations.

Our Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The independent directors meet without management present at regularly scheduled executive sessions at each quarterly Board meeting and some special Board meetings. Our Board has delegated certain responsibilities and authority to its Audit Committee and Corporate Governance, Nominating and Compensation Committee. The Audit Committee periodically discusses with management the Company's policies and guidelines regarding risk assessment and risk management, as well as the Company's major financial risk exposures and the steps that management has taken to monitor and control such exposures. The Audit Committee also reviews, evaluates and recommends changes to the Company’s financial reporting policies and procedures. The Corporate Governance, Nominating and Compensation Committee reviews and evaluates the risks underlying the Company’s compensation policies and plans and recommends changes to these policies and plans accordingly. Our Board believes that risk oversight actions taken by our Board and its committees are appropriate and effective at this time.

We believe it is beneficial to separate the roles of Chief Executive Officer and Chairperson to facilitate their differing roles in the leadership of our company. The role of the Chairperson includes setting the agenda for, and presiding over, all meetings of our Board of Directors, including executive sessions of independent directors, providing input regarding information sent to our Board of Directors, serving as liaison between the Chief Executive Officer and the independent directors and providing advice and assistance to the Chief Executive Officer. The Chairperson is also a key participant in establishing performance objectives and overseeing the process for the annual evaluation of our Chief Executive Officer’s performance. In addition, under our Bylaws, our Chairperson has the authority to call special meetings of our Board and shareholders. In contrast, our Chief Executive Officer is responsible for handling our day-to-day management and direction, serving as a leader to the management team and formulating corporate strategy.

Currently our Chairperson is Ms. Chase, while Mr. Noss serves as our Chief Executive Officer. Ms. Chase is an independent director. Ms. Chase has extensive executive leadership skills, long-standing senior management and board experience, and a strong ethics and compliance focus.

We believe that this leadership structure for our Board provides us with the most effective level of oversight over the Company’s business operations while at the same time enhancing our Board’s ability to oversee our enterprise-wide approach to risk management and corporate governance and best serves the interests of our shareholders. It allows for a balanced corporate vision and strategy, which is necessary to address the challenges and opportunities we face at this time and demonstrates our commitment to good corporate governance. In addition, it allows for appropriate oversight of the Company by our Board, fosters appropriate accountability of management and provides a clear delineation of responsibilities for each position.

Board Diversity

We believe it is important that our Board is composed of individuals reflecting the diversity represented by our employees, our customers, and our communities. With the addition of Marlene Carl in 2021 and Gigi Sohn in 2023, we are expanding the diversity of our Board. Below, we provide an enhanced disclosure regarding the diversity of our Board as required by the listing standards of the NASDAQ Capital Market.

Board Diversity Matrix (As of April 22, 2024)
Board size:
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	3	5	0	0
Number of Directors who identify in Any of the Categories Below:
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

Role of the Board in Risk Oversight

One of our Board’s key functions is providing oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, our Corporate Governance, Nominating and Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, monitors our major legal compliance risk exposures and our program for promoting and monitoring compliance with applicable legal and regulatory requirements, and our Board is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.

The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives reports on the risks we face from our Chief Executive Officer or other members of management to enable us to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairperson of the relevant committee reports on the discussion to the full Board during that committee’s reports portion of the next Board meeting. However, it is the responsibility of the committee chairs to report findings regarding material risk exposures to our Board as quickly as possible.

Director Nomination

Our Corporate Governance, Nominating and Compensation Committee is responsible for identifying potential nominees to our Board. In considering candidates for nomination, our Corporate Governance, Nominating and Compensation Committee seeks individuals who evidence strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. As set forth in the charter of our Corporate Governance, Nominating and Compensation Committee, our Board endeavors to have directors who collectively possess a broad range of skills, expertise, industry and other knowledge and business and other experience useful to the effective oversight of our business. In addition, our Board also seeks members from diverse backgrounds so that our Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. In determining whether to nominate a current director for re-election, our Corporate Governance, Nominating and Compensation Committee will take into account these same criteria as well as the director’s past performance, including his or her participation in and contributions to the activities of the Board.

Our Corporate Governance, Nominating and Compensation Committee will evaluate and consider recommendations for director candidates from shareholders using the same criteria described above. As set forth in the charter of the Corporate Governance, Nominating and Compensation Committee, recommendations submitted by the Company’s shareholders shall be submitted, along with the following to the attention of the Chairperson of the Corporate Governance, Nominating and Compensation Committee at 96 Mowat Avenue, Toronto, Ontario M6K 3M1 Canada at least 120 days before the first anniversary of the date on which we first mailed our proxy materials for our prior year’s annual meeting of shareholders:

●	the name and address of the recommending shareholder;
●	the candidate’s name and the information about the individual that would be required to be included in a proxy statement under the rules of the SEC;
●	information about the relationship between the candidate and the recommending shareholder;
●	the consent of the candidate to serve as a director; and
●	proof of the number of shares of our common stock that the recommending shareholder owns and the length of time the shares have been owned.

Communications with our Board of Directors

A Tucows’ shareholder who wishes to communicate with our Board may send correspondence to the attention of our Secretary at 96 Mowat Avenue, Toronto, Ontario M6K 3M1 Canada. The Secretary will submit the shareholder’s correspondence to the Chairperson of the Board, the Chairperson of the appropriate committee, or the appropriate individual director, as applicable.

Director Compensation

Under the terms of our 2006 Amended and Restated Equity Compensation Plan (the “2006 Plan”), we make automatic formula grants of non-qualified stock options to our non-employee directors and members of committees of our Board as described below. All stock-based compensation for our non-employee directors is governed by our 2006 Plan or its predecessor, our 1996 Equity Compensation Plan (the “1996 Plan”). All options granted under the automatic formula grants vest after one year, have an exercise price equal to the fair market value per common share as determined by the per share price as of the close of business on the date of grant and have a five-year term. Options are granted to directors under the 2006 Plan as follows:

●	on the date a non-employee director becomes a director, he or she is granted options to purchase 4,375 shares of our common stock;
●	on the date a director becomes a member of the Audit Committee, he or she is granted options to purchase 3,750 shares of our common stock;
●	on the date a director becomes a member of the Corporate Governance, Nominating and Compensation Committee, he or she is granted options to purchase 2,500 shares of our common stock; and
●

on each date on which we hold our annual meeting of shareholders, each non-employee director in office immediately before and after the annual election of directors receives an automatic grant of options to purchase 3,750 shares of our common stock.

Initial option grants become exercisable in full upon the completion of one (1) year of Board service measured from the date of grant. Annual option grants become exercisable in full upon the completion of Board service through the earlier of (i) one (1) year measured from the date of grant or (ii) the date of the annual shareholder meeting following the date of grant. All formula option grants become exercisable on an accelerated basis upon a change of control or the non- employee director’s termination of Board service by reason of death or disability.

Directors who are employees receive no additional or special compensation for serving as directors.

All annual fees are paid to our directors in quarterly installments.

On each date on which we hold our annual meeting of shareholders, each non-employee director in office immediately before and after the annual election of directors receives an automatic grant of options to purchase shares of our common stock.  The initial grant is set at 3,750 options. Each non-employee member of the Board will receive $30,000 annually, the Chairperson of the Board will additionally receive $15,000; each Chair of the Audit Committee and Corporate Governance, Nomination and Compensation Committee will additionally receive $7,500; and each member of the Audit Committee and Corporate Governance, Nomination and Compensation Committee will additionally receive $12,000.

We also purchase directors and officer's liability insurance for the benefit of our directors and officers as a group in the amount of $30 million. We also reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board or its committees.

The table below shows all compensation paid to each of our non-employee directors during 2023. Each of the directors listed below served for the entire year except for Gigi Sohn and Lee Matheson, who joined in September, 2023.

Name	Fees earned or paid in cash ($)	Option awards ($)(1) (2)	Total ($)
(a)	(b)	(d)	(h)
Allen Karp	$54,000	$27,211	$81,211
Brad Burnham (3)	22,500		22,500
Erez Gissin	42,000	27,211	69,211
Gigi Sohn	11,455	51,065	62,520
Jeffrey Schwartz	60,091	27,211	87,302
Lee Matheson	10,000	51,065	61,065
Marlene Carl	32,000	49,947	81,947
Robin Chase	64,500	27,211	91,711
	$296,546	$260,921	$557,467

(1)

The amounts reported in this column represent the aggregate grant date fair value of the option grants calculated in accordance with the FASB Accounting Standards Codification ("ASC") 718 and based on the Black-Scholes option-pricing model using the same assumptions that are set forth in “Note 16 – Stock Option Plans" of the Notes to the Consolidated Financial Statements including Part II, Item 8 of this proxy statement. Under the 2006 Plan, these options vest one year after the grant date and have a five-year term.

(2)

On September 7, 2023, each of our re-elected non-employee directors at the time were awarded automatic formula option grants with an exercise price of $19.78 and a grant date fair value of $7.26; directors newly elected to the Board at the Company's annual meeting, Ms. Sohn and Mr. Matheson, were awarded automatic formula option grants of 4,375 shares with an exercise price of $19.78 and a grant date fair value of $7.26 in connection with becoming a director. On November 2, 2023, Ms. Carl was awarded an automatic formula option grant of 3,750 with an exercise price of $16.47 and a grant date fair value of $6.06 in connection to Ms. Carl's appointment to the Audit Committee. On November 17, 2023, Ms. Sohn was awarded an automatic formula option grant of 2,500 options with an exercise price of $21.07 and a grant date fair value of $7.73 in connection with Ms. Sohn's appointment to the Corporate Governance, Nomination and Compensation Committee. On November 17, 2023, Mr. Matheson was awarded an automatic formula option grant of 2,500 options with an exercise price of $21.07 and a grant date fair value of $7.73 in connection with Mr. Matheson's appointment to the Corporate Governance, Nomination and Compensation Committee. The aggregate number of option awards outstanding at December 31, 2023 is as follows for each of the following non-employee directors: 22,500 for Mr. Karp; 22,500 for Mr. Gissin; 6,875 for Ms. Sohn; 22,500 for Mr. Schwartz; 6,875 for Mr. Matheson; 15,625 for Ms. Carl; and 22,500 for Ms. Chase.

(3)	Mr. Burnhan did not stand for re-election during the Company's 2023 meeting of the shareholders.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

We recognize that our success depends to a great degree on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, attracting and retaining the level of executive talent we need to be successful in accomplishing our mission of providing simple useful services that help people unlock the power of the Internet is a key objective of our executive compensation program. Our executive compensation program is designed to ensure we have the talent we need to maintain our current high-performance standards and grow our business for the future. As such, we aim to provide competitive compensation packages for all our key positions, including our Named Executive Officers (“NEOs”) that are guided by market rates and tailored to account for the specific needs and responsibilities of the particular position as well as the performance and unique qualifications of the individual employee. For Fiscal 2023, our NEO's included Messrs. Noss, Singh, Reilly, Woroch and Fausett.

This Compensation Discussion and Analysis (“CD&A”) provides comprehensive information about our executive compensation program for our Fiscal 2023 NEOs, who are listed below, and provides context for the decisions underlying the compensation reported in the executive compensation tables in this proxy statement. Our NEOs are:

Elliot Noss	President and Chief Executive Officer, Tucows Inc. and Ting (“CEO”)
Davinder Singh	Chief Financial Officer (“CFO”)
Justin Reilly	Chief Executive Officer, Wavelo
David Woroch	Chief Executive Officer, Tucows Domains
Bret Fausett	Chief Legal Officer & Vice President, Regulatory Affairs

Our philosophy is to provide a mix of compensation that motivates our executives to achieve our short and long- term performance goals in a market-competitive and fiscally responsible way, which in turn will create value for our shareholders. We achieve our objectives by designing our executive compensation program so that a substantial amount of our NEOs’ compensation is performance-based to ensure the actual compensation paid to our executives is appropriately aligned with our Company’s performance, and shareholder long-term interests. Starting in Fiscal 2023, to better link individual compensation to Company performance, the Company determines variable compensation based on a scorecard of organizational targets that are specific to each executive's business segment performance. In addition, we also link individual compensation to Company performance by virtue of the parent company or subsidiary stock options granted by the Company. More specifically, our executive compensation programs are designed to:

●	provide an appropriate mix of fixed and variable compensation to attract, retain and motivate key executives;
●

provide a substantial portion of our executive compensation that is performance-based, on a company or service basis, to support creation of long-term shareholder value, financial growth and operational efficiency without encouraging excessive risk taking;

●	target compensation at the 50th percentile of market levels, as measured by Payscales; and
●	promote internal equity by offering comparable pay to executives whom we expect to make roughly equivalent contributions, while differentiating executives’ compensation arrangements when appropriate.

Overview of Pay Elements and Linkage to Compensation Philosophy and Objectives

We believe the following elements of our compensation program help us to realize our compensation philosophy and objectives:

Pay Element	Characteristics	Compensation Philosophy and Objectives	Factors Considered to Determine Awards
Salary	Annual fixed cash compensation	Provides a competitive and stable component of income to our executives	• Job responsibilities • Experience • Individual contributions • Future potential • Internal pay equity • Effect on other elements of compensation and benefits including target bonus amounts
Short-Term Incentive Bonus

Annual variable cash compensation based on the achievement of pre- established annual performance measures, for Fiscal 2022, these were based on parent company Adjusted EBITDA for Compensation and starting Fiscal 2023, these were based on balanced scorecards for each business which include a mix of performance measures tailored to each business segment

Provides competitive short- term incentive opportunities for our executives to earn annual cash bonuses based on performance objectives that, if attained, can reasonably be expected to (i) promote our business and strategic objectives and (ii) correspond to those paid to similarly-situated and comparably skilled executives at peer companies

• Company performance measures • Service performance measures
Stock Options Grants

Annual long-term equity awards, which can be in our Company ("Company Options") that vest over 4 years or non-recurring options in one or more of our subsidiaries of Wavelo or Ting ("Subsidiary Options") that vest over 3 years

		Provides variable compensation that helps to retain executives and ensures our executives’ interests are aligned with those of shareholders to grow long-term value	• Job responsibilities • Individual contributions • Future potential • Value of vested and unvested outstanding equity awards • Internal pay equity

The weight of each of these components has to date not been determined by any particular formula, although our overall mix of total compensation has historically emphasized retention value. The specific mix of components has been and will continue to be within the discretion and business judgment of our Board and the Corporate Governance, Nominating and Compensation Committee, which has placed greater emphasis on considerations specific to the individual holding a particular executive position rather than on general market data.

Role of Shareholder Say-on-Pay Votes

We provide our shareholders with the opportunity to cast a triennial advisory vote on executive compensation, or a Say-on-Pay proposal. At our annual meeting of stockholders held on September 7, 2023, 92% of the votes cast on the Say-on-Pay proposal at that meeting were voted in favor of the compensation of our NEOs, as described in the proxy statement for the 2023 annual meeting. Accordingly, the Corporate Governance, Nominating and Compensation Committee believes that this affirms stockholder support for our executive compensation policies and practices, and no material changes have been made to such policies and practices as a result of our Say-on-Pay proposal and voting results in September 2023.

At the 2023 Annual Meeting, a majority of our stockholders approved, as recommended by our Board, a proposal for our stockholders to be provided with the opportunity to cast a non-binding advisory vote o on compensation of our NEOs every three years. Our Board believed that this frequency would be appropriate as a triennial vote would provide the Company with sufficient time to engage with stockholders to understand and respond to the “say-on-pay” vote results and to put in place any changes to the Company’s compensation program as a result of such discussions, if necessary. The next shareholder advisory (non-binding) vote on executive compensation will be at our 2026 Annual Meeting.

Determining Total Compensation

With respect to each NEO, in determining total compensation, the Corporate Governance, Nominating and Compensation Committee considers the Company’s compensation philosophy as outlined above, comparative market data and specific factors relative to each NEO’s responsibilities and performance. We do not specifically benchmark compensation for our NEOs in terms of picking a particular percentile relative to other people with similar titles at peer group companies. We believe that many subjective factors unique to each NEO’s responsibilities and performance are not adequately reflected or otherwise accounted for in a percentile-based compensation determination.

In addition, in determining the appropriate level of total compensation for our NEOs, the Corporate Governance, Nominating and Compensation Committee (i) reviews and considers the performance of each NEO, and (ii) considers, for each NEO, the estimated amount of total compensation:

●	we would be willing to pay to retain that person;
●	we would have to pay to replace the person; and
●	the individual could otherwise command in the employment marketplace.

Our People Team leadership reviews comparative data derived from market research and publicly available information for each of the NEOs and then recommends compensation levels for all employees to our CEO. The CEO then, after consultation with our People Team, makes recommendations to the Corporate Governance, Nominating and Compensation Committee regarding total compensation for each NEO. The Corporate Governance, Nominating and Compensation Committee reviews and discusses the information and then determines the total compensation for each NEO, as it deems appropriate.

The CEO’s total compensation is determined by the Corporate Governance, Nominating and Compensation Committee outside the presence of the CEO. The Committee’s decision regarding total compensation for the CEO is based on the philosophy outlined above and includes a review of comparative data and consideration of the accomplishments of the CEO in developing the business strategy for the Company, the performance of the Company relative to this strategy and his ability to attract and retain senior management. In establishing the CEO’s total compensation, the Corporate Governance, Nominating and Compensation Committee is also mindful of the prior results of the shareholder’s Advisory Vote on Executive Compensation.

Base Salary

We provide a base salary to our NEOs to compensate them for services rendered on a day-to-day basis during the year and to provide sufficient fixed cash compensation to allow them to focus on their ongoing responsibilities. The base salaries of all executive officers are reviewed annually and adjusted when necessary to reflect individual roles and performance as well as market conditions.

Annual Cash Incentive Bonuses

We use annual cash incentive bonuses to communicate specific goals that are of primary importance during the coming year and motivate our senior officers and NEOs to achieve these goals. Each year, we assess if our corporate financial and strategic objectives are optimally aligned with our management incentive compensation plan to motivate and reward our senior executives, including our NEOs, to attain specific short-term performance objectives that, in turn, further our long- term business objectives. These objectives are based upon corporate or service-related targets, rather than individual objectives. In setting target payout levels under our management incentive compensation plan, our Corporate Governance, Nominating and Compensation Committee considers historical payouts, the total cost to the company should performance objectives be achieved and our retention needs.

In Fiscal 2023, due to the Corporate Governance, Nominating and Compensation Committee's reassessment and the realignment of Tucows' operating segments in 2022, annual cash incentive bonuses were structured based on balanced scorecards for each business segment, including specific performance measures. Notably, bonuses were distributed semi-annually; of the first installment, 50% was paid in Company common stock, effectively meaning a quarter of the annual bonus was issued in stock. This procedure was unique to Fiscal 2023 and does not indicate a permanent policy shift.

The Corporate Governance, Nominating and Compensation Committee determines the initial level of funding for the annual incentive bonus pools during the annual budgeting process and approves provisional quarterly payments, computed on a pro-rata basis, based on quarterly minimum year-to-date targets for our senior officers, including NEOs, taking into account the Company’s actual performance on a year-to-date basis. In Fiscal 2022, to ensure that our annual target remained the primary consideration, any quarterly payments were subject to a discretionary holdback percentage, which has historically been set at 25%. For Fiscal 2023, semi-annual payments will not be subject to a discretionary holdback percentage of 25%. The future holdback percentage could be adjusted for each semiannual period should circumstances warrant it. The Corporate Governance, Nominating and Compensation Committee retains the right to interpret, rescind, prescribe, amend or suspend payment under our management incentive compensation plan at any time. Changes made by the Corporate Governance, Nominating and Compensation Committee will however only be on a prospective basis so will not impact any semi-annual rights our NEO’s and senior officers may have up to the date of the change.

The performance goals under our management incentive compensation plan consists of two components; namely, an incentive bonus and an overachievement bonus, each with established thresholds and maximum achievement levels.

For the incentive bonus component, achievement of established targets for each NEO will equate to 100% of the bonus being paid. Where 75% of an established target is achieved (“floor level”) this will result in 50% of the bonus being paid. Below the floor level no bonus is payable. In those cases, where achievement is between the floor level and the established target, straight-line interpolation is applied from the established target levels.

Incentive Bonus program

The table below summarizes the 2023 and 2024 incentive bonus opportunities for our NEOs.

	2024		2023
Named Officer	Target incentive Bonus Opportunity (1)	Basis for Target incentive Bonus for 2024	Target incentive Bonus Opportunity (1)	Basis for Target incentive Bonus for 2023
Elliot Noss	$490,686	50% Ting targets, 20% Wavelo targets and 30% Tucows Domains targets	$362,859	50% Ting targets, 30% Wavelo targets and 20% Tucows Domains targets
Davinder Singh	$181,176	50% Ting targets, 25% Wavelo targets and 25% Tucows Domains targets	$153,277	50% Ting targets, 15% Wavelo targets and 35% Tucows Domains targets
Justin Reilly	$355,104	100% Wavelo targets	$347,343	100% Wavelo targets
David Woroch	$181,176	100% Domain Services targets	$157,064	100% Domain Services targets
Bret Fausett	$210,000	50% Ting targets, 25% Wavelo targets and 25% Tucows Domains targets	$158,828	50% Ting targets, 15% Wavelo targets and 35% Tucows Domains targets

(1)

All dollar amounts below are shown U.S. dollars. Amounts payable in Canadian dollars for 2023 have been converted into U.S. dollars based upon the exchange rate of 1.3500 Canadian dollars for each U.S. dollar, the average OANDA exchange rate for 2023 as at December 31, 2023. Amounts payable in Canadian dollars during the 2023 fiscal year have been converted into U.S. dollars based upon the exchange rate of 1.338 Canadian dollars for each U.S. dollar, which represents the year-end exchange rate as at December 31, 2023

Our Corporate Governance, Nominating and Compensation Committee met in March 2024 and determined the achievement of the financial objectives applicable under the management incentive compensation plan for 2023 had been partially achieved.

In connection with the Corporate Governance, Nominating and Compensation Committee’s annual review process, the Committee also approved a new set of performance goals under our management incentive compensation plan for Fiscal 2024 and decided not to increase the incentive bonus target opportunity for our NEOs.

Overachievement Bonus Program

The Overachievement Bonus Program is designed to further incent our employees, senior management and NEOs to exceed the Company’s Adjusted EBITDA for compensation goals. In assessing our overall performance for Fiscal 2023, the Corporate Governance, Nominating and Compensation Committee deemed that no overachievement bonus should be payable for Fiscal 2023.

Equity-Based Awards

We believe that equity-based awards encourage our NEOs to focus on the long-term performance of our business. Our Board grants equity awards to executives and other employees in order to enable them to participate in the long-term appreciation of our stock price. Additionally, we believe our equity awards provide an important retention tool for our NEOs, as they are subject to multi-year vesting. The equity awards can be Company Options and Subsidiary Options. To date, we have not adopted stock ownership guidelines for our NEOs.

Historically, we have granted equity-based awards in the form of Company Options, including options granted at the commencement of employment and additional awards each year. The size of the initial option grant made to each NEO upon joining our company is primarily based on competitive conditions applicable to the NEO's specific position. For subsequent equity grants to our NEOs, our Corporate Governance, Nominating and Compensation Committee receives input from our CEO and the People Team leadership.

The Company granted Ting Subsidiary Options to certain NEOs on January 16, 2023. the Ting Equity Compensation Plan (ECP) includes private subsidiary stock which have been established for the benefit of the employees, officers, directors and certain consultants of Ting. The Ting stock options were introduced in order to provide variable compensation that helps retain executives and ensures that our executives' interests are aligned with those stakeholders of the business to grow the long-term value. The maximum number of Ting common units that have been set aside for issuance under the plan is 10 million units, currently there are 100 million common units outstanding. Generally, options issued under the ECP vest over a four-year period and have a term not exceeding ten years. Compensation costs for awards of stock-based compensation settled in shares are determined based on the fair value of share-based instrument at the time of the grant and are recognized as expense over the vesting period of the share-based instrument. No Company Option grants have yet been awarded for Fiscal 2024.

In connection with its annual review process, the Corporate Governance, Nominating and Compensation Committee approved, effective June 29, 2023, the following Company Option awards to our NEOs. These options vest in equal installments on each of the first four anniversaries of the grant date, generally subject to the NEO’s continued employment with us. In addition, we granted Subsidiary Options in Wavelo on November 9, 2022.

The following table sets forth the number of Company Options granted in Fiscal 2023 and their corresponding aggregate grant date fair value as of December 31, 2023.

Name	Number of Company options	Aggregate Grant Date Fair Value (US Dollars)
Elliot Noss	5,000	$55,815
Davinder Singh	5,000	$55,815
Justin Reilly	-	$-
David Woroch	5,000	$55,815
Bret Fausett	5,000	$39,070

The following table sets forth the number of Subsidiary Options granted in Fiscal 2023 and their corresponding aggregate grant date fair value as of December 31, 2023.

Name	Number of Subsidiary options	Aggregate Grant Date Fair Value (US Dollars)
Elliot Noss	2,000,000	$201,700
Davinder Singh	50,000	$5,043
Bret Fausett	50,000	$5,043

During Fiscal 2023 options exercised and vested for our named executive officers were as follows:

Name	Company options exercised during Fiscal 2023	Company options vested during Fiscal 2023	Subsidiary options exercised during Fiscal 2023	Subsidiary options vested during Fiscal 2023: Wavelo	Subsidiary options vested during Fiscal 2023: Ting
Elliot Noss	-	4,750	-	500,000	945,945
Davinder Singh	-	3,625	-	75,000	23,648
Justin Reilly	-	5,063	-	2,250,000	-
David Woroch	-	4,625	-	-	-
Bret Fausett	-	3,625	-	75,000	23,648

Severance and Change of Control Benefits

Our Board believes that it is necessary to offer senior members of our executive team severance benefits to ensure that they remain focused on executing our strategic plans, including in the event of a proposed or actual acquisition. We have entered into employment agreements with our NEOs to provide them with additional severance benefits upon an involuntary termination of employment under specified circumstances prior to and following a change of control. The terms of these agreements are described below in "Potential Payments on Termination or Change in Control."

Perquisites

We do not provide any significant perquisites or other personal benefits to our NEOs.

Benefits

We provide the following benefits to our NEOs. We believe these benefits are typical of the companies with which we compete for employees:

●	healthcare insurance;
●	life insurance and accidental death and dismemberment insurance;
●	long-term disability insurance;
●	a registered retirement savings matching program;
●	a healthcare spending account;
●	a car allowance;
●	an annual medical; and
●	an employee assistance program.

Certain Corporate Governance Considerations

We currently do not require our executive officers to own a particular number of shares of our common stock. The Corporate Governance, Nominating and Compensation Committee is satisfied that stock and option holdings among our executive officers are sufficient at this time to provide motivation and to align their interests with those of our shareholders. However, we prohibit all directors and employees from hedging their economic interest in the Company securities that they hold.

Tax Considerations

We do not provide any tax gross-ups to our executive officers or directors.

In designing our compensation programs, the Corporate Governance, Nominating and Compensation Committee considers the financial accounting and tax consequences to Tucows as well as the tax consequences to our employees. In determining the aggregate number and mix of equity grants in any fiscal year, the Corporate Governance, Nominating and Compensation Committee and management consider the size and share-based compensation expense of the outstanding and new equity awards.

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer and the next three most highly compensated executive officers (as well as certain other officers who were covered employees in years after 2016).  As a result, most of the compensation payable to our NEOs in excess of $1 million per person in a year will not be fully deductible.

Tax deductibility is not the primary factor used by the Committee in setting compensation, however, and corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). Our Corporate Governance, Nominating and Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our NEOs. We believe it is important and in the best interests of our shareholders to preserve flexibility in administering compensation programs as corporate objectives may not always be consistent with the requirements for full deductibility under Section 162(m).

Compensation Risk Assessment

The Corporate Governance, Nominating and Compensation Committee oversaw the performance of a risk assessment of our Executive Compensation Program to ascertain any potential material risks that may be created by this program. Because performance-based incentives are used in our executive compensation program, it is important to ensure that these incentives do not result in our NEOs taking unnecessary or excessive risks or any other actions that may conflict with our long-term interests. The Corporate Governance, Nominating and Compensation Committee considered the following attributes of our Executive Compensation Program:

●	the balance between short- and long-term incentives;
●

use of qualitative as well as quantitative performance factors in determining compensation payouts, including minimum and maximum performance thresholds, funding that is based on actual results measured against pre-approved financial and operational goals and metrics that are clearly defined;

●	incentive compensation that includes a stock component where value is best realized through long-term appreciation of stockholder value; and
●	incentive compensation components that are paid or vest over an extended period.

The Corporate Governance, Nominating and Compensation Committee focuses primarily on the compensation of our NEOs because risk-related decisions depend predominantly on their judgment. The Corporate Governance, Nominating and Compensation Committee believes that risks arising from our policies and practices for compensation of other employees are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

The members of the Corporate Governance, Nominating and Compensation Committee of our Board for the full year 2023 were Ms. Chase (Chair) and Mr. Karp. Ms. Sohn and Mr. Matheson joined the Committee in September, 2023 and Mr. Schwartz served on the committee until September, 2023. To ensure that our compensation policies are administered in an objective manner, our Corporate Governance, Nominating and Compensation Committee is composed entirely of independent directors. None of the members of our Corporate Governance, Nominating and Compensation Committee has ever been an officer or employee of the Company or its subsidiaries. None of our executive officers serves as a member of the Board or compensation committee of any entity that has one or more executive officers on our Board or Corporate Governance, Nominating and Compensation Committee.

Compensation Committee Report

The Corporate Governance, Nominating and Compensation Committee has reviewed and discussed the foregoing CD&A with management and, based on such review and discussions, the Corporate Governance, Nominating and Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement.

Submitted by the following members of the Corporate Governance, Nominating and Compensation Committee:

Robin Chase (Chair)

Allen Karp

Gigi Sohn

Lee Matheson

Summary Compensation Table

The following Summary Compensation table provides a summary of the compensation earned by our NEOs, including our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated executive officers for services rendered in all capacities during 2023. Specific aspects of this compensation are dealt with in further detail in the tables that follow. All dollar amounts below are shown in U.S. dollars. If necessary, amounts that were paid in Canadian dollars during Fiscal 2023 were converted into U.S. dollars based upon the exchange rate of 1.350 Canadian dollars for each U.S. dollar, which represents the average OANDA exchange rate for 2023.

Name and Principal Position	Year	Salary ($)	Bonus (1)(2) ($)	Option Awards (3) ($)	All Other Compensation (4) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Elliot Noss	2023	$444,275	$383,666	$53,815	$210,815	$1,094,128
President and Chief Executive Officer of Tucows and Ting	2022	409,156	281,452	73,781	495,571	1,259,960
	2021	397,112	242,240	125,719	8,379	773,450

Davinder Singh	2023	281,859	157,828	55,815	16,920	512,421
Chief Financial Officer	2022	269,447	137,816	73,781	176,012	657,056
	2021	260,840	112,162	125,719	7,182	505,902

Justin Reilly	2023	581,085	348,652	-	1,482	931,219
Chief Executive Officer, Wavelo	2022	603,031	361,818	73,781	2,196,080	3,234,710
	2021	317,128	114,166	100,575	1,197	533,066

David Woroch	2023	287,894	161,002	55,815	7,041	511,752
Chief Executive Officer, Tucows Domains	2022	282,553	144,308	147,561	6,701	581,124
	2021	269,165	134,584	100,575	7,182	511,506

Bret Fausett	2023	321,760	167,290	39,070	17,913	546,034
Chief Legal Officer and Vice President, Regulatory Affairs	2022	286,436	120,578	73,781	73,164	553,959
	2021	274,461	98,806	125,719	-	498,985
(1)	Represents bonus earned under our incentive programs during the fiscal years ended December 31, 2023, 2022 and 2021.

Of the 2023 amount, the following amounts were paid in March 2024:

Elliot Noss	$174,887
Davinder Singh	$74,942
Justin Reilly	$106,531
David Woroch	$84,585
Bret Fausett	$79,883

Of the 2022 amount, the following amounts were paid in February 2023:

Elliot Noss	$107,611
Davinder Singh	$50,389
Justin Reilly	$233,839
David Woroch	$57,441
Bret Fausett	$45,773

Of the 2021 amount, the following amounts were paid in February 2022:

Elliot Noss	$104,902
Davinder Singh	$48,646
Justin Reilly	$49,233
David Woroch	$59,539
Bret Fausett	$43,403

(2)	On August 14, 2023, the NEOs received grants of common stock of the Company in lieu of a portion of their cash bonuses.

(3)

Represents the aggregate grant date fair value of such Company Options, calculated in accordance with FASB ASC 718. Please see “Note 16– Stock Option Plans” of the Notes to Consolidated Financial Statements included in Part II, Item 8 of the 2023 Annual Report, for a discussion of the assumptions underlying these calculations.

(4)	Amounts reported in this column are comprised of the following items:

Name	Year	Additional Health Spending Credits ($)	Car Allowance ($)	One-Time Payment ($)	Subsidiary Stock Options (2) ($)	Retirement Allowance ($)	All Other Compensation ($)

Elliot Noss	2023	$2,001	$6,671	$-	$201,700	$-	$210,372
	2022	1,154	6,656	-	487,761	-	495,571
	2021	1,197	7,182	-	-	-	8,379

Davinder Singh	2023	-	5,559	-	5,043	6,318	16,920
	2022	1,154	5,547	96,147	73,164	-	176,012
	2021	1,197	5,985	-	-	-	7,182

Justin Reilly	2023	1,482	-	-	-	-	1,482
	2022	1,154	-	-	2,194,926	-	2,196,080
	2021	1,197	-	-	-	-	1,197

David Woroch	2023	1,482	5,559	-	-	-	7,041
	2022	1,154	5,547	-	-	-	6,701
	2021	1,197	5,985	-	-	-	7,182

Bret Fausett	2023	-	-	-	5,043	12,870	17,913
	2022	-	-	-	73,164	-	73,164
	2021	-	-	-	-	-	-

Executive Pay Ratio

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (‟PEO”). The Company’s PEO is Mr. Noss. The annual total compensation for fiscal year 2023 for our PEO was $1,093,640, and for the median employee was $60,937. The resulting ratio of our PEO’s pay to the pay of our median employee for fiscal year 2022 is 18 to 1.

The measurement was prepared as of December 31, 2023 based on active employees as at that date and total compensation for the annual period then ended. The Company utilized tax records to determine the total annual compensation based on gross employment income for each individual Form W-2 or equivalent for our international subsidiaries. Gross employment income includes salaries, bonus, company medical benefits, car allowance and benefits from exercise of stock options. We determined the compensation of our median employee, (i) by calculating the annual total compensation described above for each of our employees; (ii) ranking the annual total compensation of all employees except for the PEO from lowest to highest; and (iii) determining the Median Employee. The Median Employee’s Fiscal 2023 compensation was then determined in a manner consistent with the Summary Compensation Table above and compared to the PEO to derive the ratio.

Grants of Plan-Based Awards

The following table sets forth information concerning Company plan-based awards granted to our NEOs in 2023:

		Estimated future payouts under non-equity incentive plan awards (1)			All other stock awards: Number of shares of stock or units	Exercise or base price of option awards ($)	Grant date fair value of stock and option awards (2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Elliot Noss	6/29/2023	$181,429	$362,859	$362,859	5,000	$26.78	$55,815
Davinder Singh	6/29/2023	76,638	153,277	153,277	5,000	26.78	55,815
Justin Reilly	-	173,672	347,343	347,343	-	-	-
David Woroch	6/29/2023	78,532	157,064	157,064	5,000	26.78	55,815
Bret Fausett	6/29/2023	79,414	158,828	158,828	3,500	26.78	39,070

(1)

The amounts represent the range of payouts under the 2023 Annual Cash Incentive Bonus plan assuming the achievement of corporate and individual performance targets as further described in "Annual Cash Incentive Bonuses." Amounts above reflect adjustment for any changes in base pay and resulting target bonus percentage during 2023.

(2)

Represents the grant date fair value of such awards, calculated in accordance with FASB ASC 718. Please see “Note 16 – Stock Option Plans” of Notes to Consolidated Financial Statements included in Part II, Item 8 of the 2023 Annual Report, for a discussion of the assumptions underlying these calculations.

The following table sets forth information concerning plan-based awards granted to our NEOs in 2023:

Name	Grant date	All other option awards: Number of shares underlying Company options	Exercise or base price of option awards ($)	Grant date fair value of option awards (1) ($)
Elliot Noss	1/16/2023	2,000,000	$6.00	$201,700
Davinder Singh	1/16/2023	50,000	$6.00	$5,043
Justin Reilly		-	-	-
David Woroch		-	-	-
Bret Fausett	1/16/2023	50,000	$6.00	$5,043

(1)

Represents the grant date fair value of such awards, calculated in accordance with FASB ASC 718. Please see “Note 16 – Stock Option Plans” of Notes to Consolidated Financial Statements included in Part II, Item 8 of the 2023 Annual Report, for a discussion of the assumptions underlying these calculations.

The following table sets forth information concerning Subsidiary plan-based awards granted to our NEOs in 2023:

Name	Grant date	All other option awards: Number of shares underlying Subsidiary Options	Exercise or base price of Subsidiary Option awards	Grant date fair value of Subsidiary Option awards (1)
Elliot Noss	1/16/2023	2,000,000	$6.00	$201,700
Davinder Singh	1/16/2023	50,000	$6.00	$5,043
Justin Reilly		-	$-	$-
David Woroch		-		-
Bret Fausett	1/16/2023	50,000	$6.00	$5,043

(1)

Represents the grant date fair value of such awards, calculated in accordance with FASB ASC 718. Please see “Note 16 – Stock Option Plans” of Notes to Consolidated Financial Statements included in Part II, Item 8 of the 2023 Annual Report, for a discussion of the assumptions underlying these calculations.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options held by the named executive officers as of December 31, 2023:

Name	Number of Securities Underlying Unexercised Company Options (#) Exercisable	Number of Securities Underlying Unexercised Company Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Elliot Noss	4,500	-	$64.10	6/4/2025
	4,500	-	62.12	5/27/2026
	3,375	1,125	60.01	5/27/2027
	2,500	2,500	79.44	5/11/2028
	1,250	3,750	41.97	6/16/2029
	-	5,000	26.78	6/29/2030
	16,125	12,375

Davinder Singh	2,000	-	$55.65	7/23/2024
	2,250	-	64.10	6/4/2025
	2,250	-	62.12	5/27/2026
	1,687	563	60.01	5/27/2027
	2,500	2,500	79.44	5/11/2028
	1,250	3,750	41.97	6/16/2029
	-	5,000	26.78	6/29/2030
	11,937	11,813

Justin Reilly
	9,000	-	$55.19	9/16/2026
	1,687	563	60.01	5/28/2027
	2,000	2,000	79.44	5/12/2028
	1,250	3,750	41.97	6/17/2029
	13,937	6,313

David Woroch	2,250	-	$64.10	6/4/2025
	2,250	-	62.12	5/27/2026
	1,687	563	60.01	5/27/2027
	2,000	2,000	79.44	5/11/2028
	2,500	7,500	41.97	6/16/2029
	-	5,000	26.78	6/29/2030
	10,687	15,063

Bret Fausett	5,000	-	$53.20	9/3/2024
	561	-	64.10	6/5/2025
	1,124	-	62.12	5/28/2026
	843	281	60.01	5/28/2027
	1,249	1,249	79.44	5/11/2028
	625	1,875	41.97	6/16/2029
	-	1,742	26.78	6/29/2030
	9,402	5,147

The stock options grants listed in the above table were issued under our 2006 Plan.

Under the 2006 Plan, these options primarily vest over a period of four years and have a 7-year term. These options are not exercisable for one year after the grant. Thereafter they become exercisable at the rate of 25% per annum, becoming fully exercisable after the fourth year.

The following table sets forth information concerning subsidiary stock options held by the named executive officers as of December 31, 2023:

Name	Number of Securities Underlying Unexercised Subsidiary Options (#) Exercisable		Number of Securities Underlying Unexercised Subsidiary Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
	Wavelo	Ting	Wavelo	Ting

Elliot Noss	500,000	-	500,000	-	$1.27	11/8/2029
	-	945,945	-	1,054,055	6.00	1/15/2030
	500,000	945,945	500,000	1,054,055

Davinder Singh	75,000	-	75,000	-	1.27	11/8/2029
	-	23,648	-	26,352	6.00	1/15/2030
	75,000	23,648	75,000	26,352

Justin Reilly	2,250,000	-	2,250,000	-	1.27	11/8/2029
	2,250,000	-	2,250,000	-

Bret Fausett	75,000	-	-	-	1.27	11/8/2029
	-	23,648	-	1,352	6.00	1/15/2030
	75,000	23,648	-	1,352

The stock option grants listed in the above table were issued under the Wavelo, Inc. 2022 Equity Compensation Plan ("Wavelo ECP") and the Ting, Inc. 2022 Equity Compensation Plan ("Ting ECP") adopted in 2022 and 2023 respectively.

Under the Wavelo ECP, these options primarily vest over a period of three years and have a 7-year term. For the initial grants under the plan, the first 25% became exercisable within three months and vesting ratably monthly thereafter, after the third year.

Under the Ting ECP, these options primarily vest over a period of four years and have a 7-year term.

Director Compensation

The required information regarding our director compensation is set forth in Part III, Item 10 “Directors, Executive Officers and Corporate Governance” of this proxy statement and is incorporated herein by reference.

Potential Payments on Termination or Change In Control

We have certain agreements that require us to provide compensation to our NEOs in the event of a termination of employment or a change in control of Tucows. These agreements are summarized following the table below and do not include any payment for termination for cause. The tables below show estimated compensation payable to each NEO upon various triggering events. Actual amounts can only be determined upon the triggering event.

Elliot Noss (1)	2023	Termination without Cause (Dollar amounts in U.S. dollars)	Change in Control (Dollar amounts in U.S. dollars)
Compensation
Base Salary/Severance (2)		$963,534	$2,963,534
Bonus Plan (3)		832,083	832,083
Acceleration of Unvested Equity Awards (4)		-	-

Benefits (5)
Car Allowance		13,341	13,341
Healthcare Flexible Spending Account		4,002	4,002

		$1,812,960	$3,812,960

Davinder Singh (1)	2023	Termination without Cause (Dollar amounts in U.S. dollars)	Change in Control (Dollar amounts in U.S. dollars)
Compensation
Base Salary/Severance (2)		$321,178	$-
Bonus Plan (3)		179,845	-
Acceleration of Unvested Equity Awards (4)		-	-

Benefits (5)
Car Allowance		6,022	-
Healthcare Flexible Spending Account		-	-

		$507,045	$-

Bret Fausett (1)	2023	Termination without Cause (Dollar amounts in U.S. dollars)	Change in Control (Dollar amounts inU.S. dollars)
Compensation
Base Salary/Severance (2)		$350,000	$-
Bonus Plan (3)		181,973	-
Acceleration of Unvested Equity Awards (4)		-	-

Benefits (5)
Car Allowance		-	-
Healthcare Flexible Spending Account		-	-

		$531,973	$-

Justin Reilly (1)	2023	Termination without Cause (Dollar amounts in U.S. dollars)	Change in Control (Dollar amounts in U.S. dollars)
Compensation
Base Salary/Severance (2)		$484,238	$-
Bonus Plan (3)		290,543	-
Acceleration of Unvested Equity Awards (4)		-	-

Benefits (5)
Car Allowance		-	-
Healthcare Flexible Spending Account		1,235	-

		$776,016	$-

2023	Termination without Cause (Dollar amounts in U.S. dollars)	Change in Control (Dollar amounts in U.S. dollars)
Compensation
Base Salary/Severance (2)	$592,944	$-
Bonus Plan (3)	331,597	-
Acceleration of Unvested Equity Awards (4)	-	-

Benefits (5)
Car Allowance	11,118	-
Healthcare Flexible Spending Account	2,965	-

	$938,624	$-

(1)	For the purpose of the table we assumed an annual base salary at the executive’s level as of December 31, 2023.

(2)

Severance for Mr. Noss is compensation for one year plus one-month additional compensation for each completed year of service. Total compensation is capped at 24 months. For Messrs. Singh, Fausett, Reilly and Woroch, severance compensation is for six months plus one-month additional compensation for each completed year of service. Total compensation is capped at 24 months.

(3)	For the purpose of the table we assumed that the annual incentive bonus target as of December 31, 2023 had been achieved and that no overachievement bonus or special bonuses would be payable.

(4)

For purposes of the above table, we have assumed that if we terminate Mr. Noss without cause all his unvested options vest automatically and that for Messrs. Singh, Fausett, Reilly and Woroch, their options continue to vest through any severance period. On a change in control we have assumed that all unvested options for Mr. Noss vest automatically and that for Messrs. Singh, Fausett, Reilly and Woroch, their options continue to vest through and until the end of any severance period. Amounts disclosed in this table equal the closing market value of our common stock as of December 31, 2023, minus the exercise price, multiplied by the number of unvested shares of our common stock that would vest. The closing market value of our common stock on December 31, 2023 was $27.00.

(5)

Pay for unused vacation, extended health, matching registered retirement savings plan benefit, life insurance and accidental death and dismemberment insurance are standard programs offered to all employees and are therefore not reported.

Employment Agreements—Termination

Employment contracts are currently in place for each of the NEOs. These employment contracts detail the severance payments that will be provided on termination of employment and the consequent obligations of non-competition and non-solicitation.

The following details the cash severance payment that will be paid to each of the named executive officers in the event of termination without cause or termination for good reason.

Upon termination without cause, Messrs. Woroch, Singh, Reilly and Fausett are each entitled to a severance payment in the amount of six months’ compensation plus one months’ compensation for each additional completed year of service. Severance payments can be made in equal monthly installments. Messrs. Woroch, Singh, Reilly and Fausett are each bound by a standard non-competition covenant for a period of twelve months following their termination.

Mr. Noss’s employment agreements is subject to early termination by us due to:

●	the death or disability of the executive;
●	for “cause;” or
●	without “cause.”

If we terminate Mr. Noss without “cause,” he is entitled to receive 12 months of compensation plus one month of compensation for each year of service, to a maximum of 24 months of compensation.

For purposes of the employment agreements, “cause” is defined to mean the executive’s conviction (or plea of guilty or nolo contendere) for committing an act of fraud, embezzlement, theft or other act constituting a felony or willful failure or an executive’s refusal to perform the duties and responsibilities of his position, which failure or refusal is not cured within 30 days of receiving a written notice thereof from our Board.

Employment Agreements—Change in Control

Under his employment agreements, Mr. Noss is also entitled to the change in control benefits described in the following paragraph if:

●	the executive resigns with or without “good reason” within the 30-day period immediately following the date that is six months after the effective date of the “change in control;” or
●	within 18 months after a “change in control” and executive’s employment is terminated either:
●	without “cause;” or
●	by resignation for “good reason.”

If an executive’s employment is terminated following a change in control under the circumstances described in the preceding paragraph, the executive is entitled to receive a lump sum payment based upon the fair market value of the Company on the effective date of the “change in control” as determined by our Board in the exercise of good faith and reasonable judgment taking into account, among other things, the nature of the “change in control” and the amount and type of consideration, if any, paid in connection with the “change in control.” Depending on the fair market value of the company, the lump sum payments range from $375,000 to $2 million for Mr. Noss. In addition to the lump sum payments, all stock options held by Mr. Noss will be immediately and fully vested and exercisable as of the date of termination.

A “change in control” is generally defined as:

●	the acquisition of 50% or more of our common stock;
●	a change in the majority of our Board unless approved by the incumbent directors (other than as a result of a contested election); and
●	certain reorganizations, mergers, consolidations, liquidations or dissolutions, unless certain requirements are met regarding continuing ownership of our outstanding common stock.

“Good reason” is defined to include the occurrence of one or more of the following:

●

the executive’s position, management responsibilities or working conditions are diminished from those in effect immediately prior to the change in control, or he is assigned duties inconsistent with his position;

●	the executive is required to be based at a location in excess of 30 miles from his principal job location or office immediately prior to the change in control;
●	the executive’s base compensation is reduced, or the executive’s compensation and benefits taken as a whole are materially reduced, from those in effect immediately prior to the change in control; or
●	we fail to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations to the executive under his employment agreement.

Compensation Committee Interlocks and Insider Participation

The members of the Corporate Governance, Nominating and Compensation Committee of our Board during 2023 were Ms. Chase (Chair), Mr. Karp, Mr. Schwartz (until November 2023), Ms. Sohn (beginning November 2023) and Mr. Matheson (beginning November 2023). To ensure that our compensation policies are administered in an objective manner, our Corporate Governance, Nominating and Compensation Committee is comprised entirely of independent directors. None of the members of our Corporate Governance, Nominating and Compensation Committee has ever been an officer or employee of the Company or its subsidiaries. None of our executive officers serves as a member of the Board or compensation committee of any entity that has one or more executive officers on our Board or Corporate Governance, Nominating and Compensation Committee.

Pay Versus Performance

The below table and related disclosure is provided in compliance with Item 402(v) of Regulation S-K (the “PvP disclosure rules”), which presents for the previous four fiscal years (i) the total and average total compensation set forth in the Summary Compensation Table (“SCT”) for the Chief Executive Officer and the named executive officers as a group (excluding the Chief Executive Officer), respectively, (ii) the total and average total “compensation actually paid” (as determined in accordance with the PvP disclosure rules) for the Chief Executive Officer (“Compensation Actually Paid to PEO”) and the named executive officers as a group (excluding the Chief Executive Officer) (“Average Summary Compensation Actually Paid to Non-PEO NEOs”), respectively, (iii) the Company’s cumulative Total Shareholder Return (“Cumulative TSR”) and the cumulative TSR (“Peer Group Cumulative TSR”) of our Item 402(v) peer group (“PvP Peer Group”) and (iv) Adjusted EBITDA.

Unaudited
					Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation on Table Total for PEO	Compensation Actually Paid to PEO(2)	Average Summary Compensation on Table Total for Non-PEO NEOs(3)	Average Summary Compensation Actually Paid to Non-PEO NEOs(2)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (In Thousands)	Total Adjusted EBITDA (In Thousands)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$1,094,128	$2,009,475	$625,357	$983,846	$44	$119	$(96,197)	$15,451
2022	1,259,960	921,157	1,256,712	1,133,384	55	82	(27,571)	37,590
2021	773,450	844,796	512,365	552,638	136	134	3,364	48,821
2020	662,016	727,497	392,192	438,299	120	137	5,775	50,973

(1)	Mr. Noss served as Principal Executive Officer (“PEO”) for all three years. Messrs Singh, Reilly, Woroch and Fausett served as the Non-PEO NEOs for all three years.
(2)

Represents Compensation Actually Paid (“CAP”) for our PEO and average CAP for our Non-PEO NEOs as a group, as computed in accordance with the PvP disclosure rules (determined as set forth below). The dollar amounts do not reflect the amounts of compensation ultimately earned or realized by our NEOs during the covered years.

Adjustment to Determine CAP for PEO
Summary Compensation Table(a)	2023	2022	2021	2020
SCT Total for PEO	$1,094,128	$1,259,960	$773,450	$662,016
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	(273,800)	(561,542)	(125,719)	(90,315)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	522,180	525,790	142,214	128,144
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(c)	273,810	(197,560)	41,789	32,645
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(c)	281,696	-	-	-
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(c)	111,462	(105,491)	13,062	(4,994)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(c)	-	-	-	-
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	-	-	-	-
TOTAL ADJUSTMENTS	915,347	(338,803)	71,346	65,481
COMPENSATION ACTUALLY PAID	$2,009,475	$921,157	$844,796	$727,497

(a)

We have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.

(b)

The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year, as well as the "Subsidiary Stock Options" column of the Other Compensation table breakdown.

(c)	In accordance with the requirements of Item 402(v) of Regulation S-K, the fair values of unvested and outstanding equity awards to our named executive officers were re-measured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, and risk-free interest rates) that are generally consistent with those used to estimate fair value at the grant date under U.S. GAAP. See “Stock-based Compensation Expense” in the Notes to Consolidated Financial Statements contained in our 2023 Annual Report for additional details.

Adjustment to Determine CAP for Non-PEO Named Executive Officers as a Group
Summary Compensation Table(a)	2023	2022	2021	2020
Average SCT Total for Non-PEO Named Executive Officers	$625,357	$1,256,712	$512,365	$392,192
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	(30,608)	(677,539)	(113,147)	(45,839)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	39,929	646,564	127,992	64,073
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(c)	133,551	(94,589)	20,622	8,159
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(c)	3,801	-	-	-
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(c)	211,817	2,236	4,805	19,713
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(c)	-	-	-	-
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	-	-	-	-
TOTAL ADJUSTMENTS	358,489	(123,328)	40,273	46,107
COMPENSATION ACTUALLY PAID	$983,846	$1,133,384	$552,638	$438,299

(a)

We have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.

(b)

The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year, as well as the "Subsidiary Stock Options" column of the Other Compensation table breakdown.

(c)

In accordance with the requirements of Item 402(v) of Regulation S-K, the fair values of unvested and outstanding equity awards to our named executive officers were re-measured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, and risk-free interest rates) that are generally consistent with those used to estimate fair value at the grant date under U.S. GAAP. See “Stock-based Compensation Expense” in the Notes to Consolidated Financial Statements contained in our 2023 Annual Report for additional details.

(3)	Amounts reflected in this column represents the average “Total Compensation” from the SCT and CAP for our Non-PEO NEOs as a group for the covered years.
(4)

The dollar amounts reported in column (g) represent the cumulative peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: RDG Internet Composite Index.

(5)	We identified Adjusted EBITDA as our Company-Selected Measure that represents, in our view, the most important measure used to link CAP to performance. Adjusted EBITDA is a non-GAAP measure.

Financial Performance Measures for Fiscal Year 2023

The Company's annual incentive bonuses were structured based on balanced scorecards for each business segment, which included a number of financial and non-financial performance measures specific to each NEO's ability to positively impact the long-term profitability of the Company. We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. Adjusted EBITDA measures the operational performance and profitability of our businesses, and we use this measure or other measures that positively impact long-term Adjusted EBITDA growth in our compensation programs to incentivize and reward our senior officers to focus on the combination of cost savings and profitable revenue growth.

Narrative to the Pay versus Performance Table

As discussed in our disclosures under the “Incentive bonus program” section of this proxy statement, Adjusted EBITDA was the only performance measure used directly in the calculation of compensation paid for Fiscal 2020, Fiscal 2021, Fiscal 2022 and Fiscal 2023. Beginning in Fiscal 2023, the Company has replaced Adjusted EBITDA incentive bonus targets with segment targets that are more individually aligned to each NEO's ability to impact Company performance and drive long-term EBITDA growth.

The following graphic depicts the relationship of the CAP received by our PEO and other NEOs in Fiscal 2020, Fiscal 2021, Fiscal 2022 and Fiscal 2023 to the Company’s Cumulative TSR. It also compares the Company’s Cumulative TSR with its Peer Group’s Cumulative TSR.

Relationship between CAP, the Company’s Adjusted EBITDA for FY 2020-2023

The following graph demonstrates the relationship of the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Noss) with the Company’s Adjusted EBITDA over the four fiscal years presented in the table. It should be noted that Adjusted EBITDA targets used to determine CAP in Fiscal 2023 were lowered to reflect the expected impact of accelerated build of our Ting Fiber Network and scaling up of operations on consolidated Adjusted EBITDA.

AUDIT COMMITTEE REPORT

The purposes of the Audit Committee are described on page 11 of this proxy statement under the caption “Corporate Governance—Committees” and in the charter of the Audit Committee. In particular, it is the Audit Committee’s duty to review the accounting and financial reporting processes of the Company on behalf of the Board. In fulfilling our responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in our 2023 Annual Report with our management and also with Deloitte LLP ("Deloitte"), our independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with GAAP. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2023 with management and Deloitte, the Company’s independent registered public accounting firm. The Audit Committee also discussed with Deloitte all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee, with and without management present, reviewed and discussed the results of  Deloitte’s examination of the Company’s financial statements. Furthermore, the Audit Committee discussed with Deloitte their independence from management and the Company and the Audit Committee received written disclosures and the letter from Deloitte required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, and Deloitte is required to prepare an attestation report with respect to the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, and reviewed and discussed with Deloitte its report as to the effectiveness of the Company’s internal control over financial reporting. Management’s report and Deloitte’s report are each included in the 2023 Annual Report.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our 2023 Annual Report as filed with the SEC.

Audit Committee Members: Jeffrey Schwartz, Chair Allen Karp Erez Gissin Marlene Carl

PROPOSAL No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously disclosed in a Current Report on Form 8-K, filed with the SEC on May 29, 2023, and in our 2023 proxy statement, KPMG LLP resigned as the Company’s independent registered public accounting firm, at the Company's request and as approved by the Audit Committee of the Board of Directors of the Company on May 23, 2023.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2022 and December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  The audit report of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2021 did not contain an adverse opinion or disclaimer of opinion.  The audit report of KPMG dated March 15, 2023 on the effectiveness of internal control over financial reporting as of December 31, 2022 contained an adverse opinion which indicated that the Company did not maintain effective internal control over financial reporting because of the effect of a material weakness and contains an explanatory paragraph that states a material weakness was identified related to the operations of internal controls over the capitalization of certain costs.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent period through May 23, 2023, (i) there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements; and (ii) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K, except for the disclosure of material weaknesses in the Company’s internal controls over financial reporting as disclosed in Part II, Item 9A of the Company’s Form 10-K for the year ended December 31, 2022, pertaining to capitalization of certain costs were inadequate to ensure that i) a technical accounting assessment was completed related to secondary accounting implications of the Redeemable Preferred Share transaction in the third quarter of 2022 as it related to capitalization of interest on Ting assets under construction and ii) the accuracy of labor cost inputs used to determine the capitalization costs of internal efforts for the build and installation of Ting fiber network.

The Company provided KPMG with a copy of the report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from KPMG is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on May 29, 2023.

On May 23, 2023, following the completion of a competitive process with several independent registered public accounting firms, the Audit Committee appointed Deloitte LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

During the fiscal years ended December 31, 2022 and 2021 and subsequent interim period from January 1, 2023 to May 23, 2023, neither the Company nor anyone acting on its behalf consulted Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a “reportable event” as described in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

The affirmative vote of a majority of the votes cast by all shareholders represented at the Annual Meeting virtually or by proxy, and entitled to vote, is required to ratify the appointment of Deloitte LLP as our independent registered public accounting firm for the year ending December 31, 2024. A representative of Deloitte is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

Recommendation of the Board of Directors

The Board unanimously recommends a vote FOR ratification of the appointment of Deloitte LLP as our independent registered public accounting firm for the year ending December 31, 2024.

AUDIT FEES AND ALL OTHER FEES

All services provided by Deloitte LLP, our independent registered public accounting firm from June 2023 until December 2023, and by KPMG LLP, our independent registered public accounting firm for 2022 and until May 29, 2023, have been reviewed with the Audit Committee to confirm that the performance of such services was consistent with the regulatory requirements for auditor independence and our pre-approval policy.

A summary of the fees of Deloitte LLP for the year ended December 31, 2023 and for KPMG LLP for the years ended December 31, 2022 are set forth below:

	2023 Fees	2022 Fees
Audit Fees (1)	$566,000	$789,000
Tax Fees (2)	51,000	74,000
All Other Fees (3)	-	32,000
Total Fees	$617,000	$895,000

(1)

Consists of fees and expenses for (a) the annual audits of our consolidated financial statements and the accompanying attestation report regarding our ICFR contained in our Annual Report on Form 10-K, (b) the review of quarterly financial information included in our Quarterly Reports on Form 10-Q, and (c) audit services related to mergers and acquisitions.

(2)	Consists of fees and expenses for tax compliance and advisory services.

(3)	All other services not included in the above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.

The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided to us by our independent auditors. Under this policy, the Audit Committee pre-approves all audit and certain permissible accounting and non-audit services performed by the independent auditors. These permissible services are set forth on an attachment to the policy that is updated at least annually and may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides the audit committee with an audit plan including proposed fees in advance of the annual audit. The Audit Committee approves the plan and fees for the audit.

With respect to non-audit and accounting services of our independent auditors that are not pre-approved under the policy, the employee making the request must submit the request to our Chief Financial Officer. The request must include a description of the services, the estimated fee, a statement that the services are not prohibited services under the policy and the reason why the employee is requesting our independent auditors to perform the services. If the aggregate fees for such services are estimated to be less than or equal to $50,000, our Chief Financial Officer will submit the request to the chairperson of the audit committee for consideration and approval, and the engagement may commence upon the approval of the chairperson. The chairperson is required to inform the full Audit Committee of the services at its next meeting. If the aggregate fees for such services are estimated to be greater than $50,000, our Chief Financial Officer will submit the request to the full Audit Committee for consideration and approval, generally at its next meeting or special meeting called for the purpose of approving such services. The engagement may only commence upon the approval of the full Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

The Audit Committee of the Board is responsible for reviewing and, if appropriate, approving all related party transactions between us and any officer or director that would potentially require disclosure pursuant to the Audit Committee charter. We expect that any transactions in which related persons have a direct or indirect interest will be presented to the Audit Committee for review and approval. The Audit Committee and the Board have adopted a written policy regarding related party transactions wherein the Audit Committee makes inquiries to our management and our auditors when reviewing such transactions. Neither we nor the Audit Committee are aware of any transaction that was required to be reported with the SEC where such policies and procedures either did not require review or were not followed.

OTHER MATTERS TO BE DECIDED AT THE ANNUAL MEETING

All of the matters we knew about as of the time of the mailing of this proxy statement to be brought before the Annual Meeting are described in this proxy statement. If any matters properly come before the Annual Meeting that are not specifically set forth on your proxy and in this proxy statement, the persons appointed to vote the proxies will vote on such matters in accordance with their best judgment.

HOUSEHOLDING OF PROXY MATERIALS

Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and our 2023 Annual Report may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or 2023 Annual Report for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to our Secretary at the address set forth on the first page of this proxy statement, or via telephone to 866-648-8133, with the control number from your proxy, and we will promptly provide separate copies of the 2023 Annual Report and/or this proxy statement. Shareholders sharing an address who are receiving multiple copies of this proxy statement and/or 2023 Annual Report and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2025 Annual Meeting

If you would like to submit a proposal for inclusion in the proxy materials for our annual meeting of shareholders in 2025 you may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Secretary at Tucows Inc., 96 Mowat Avenue, Toronto, Ontario M6K 3M1, Canada, at any time before January 10, 2025, and must comply in all material respects with all applicable rules and regulations of the SEC.

If you would like to bring business before the 2025 annual meeting outside of Rule 14a-8, or to nominate candidates for election as directors at the 2025 annual meeting, but do not want to include the proposal in our proxy statement, you will have to comply with the advance notice procedures set forth in the Bylaws. The Bylaws require that a shareholder submit a written notice of intent to present such a proposal to our Secretary no more than 90 days and no less than 60 days prior to the anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal for the 2025 annual meeting no earlier than February 9, 2025 and no later than March 11, 2025. The notice must also meet other requirements set forth in the Bylaws.

       In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2025 annual meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

Cost of Proxy Solicitation

We will pay the expenses of the preparation of the proxy materials and the solicitation by our Board of your proxy. We will make solicitations primarily by mail or by facsimile and our directors, officers and employees may solicit proxies personally or by telephone but will not be specifically compensated for such services. We will ask brokerage houses and other nominees, custodians and fiduciaries to forward proxy soliciting material and our 2023 Annual Report to the beneficial owners of record of the shares of our common stock held by them, and we will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so.

Annual Report on Form 10-K

A copy of our 2023 Annual Report as filed with the SEC, except for exhibits, will be furnished without charge to any shareholder upon written or oral request to Tucows Inc., 96 Mowat Ave, Toronto, Ontario M6K 3M1, Attention: Secretary, or by Telephone at 866-648-8133, with the control number from your proxy.

By Order of the Board of Directors,

Davinder Singh
Chief Financial Officer and Secretary

tucows
P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Scan QR for digital voting

Tucows Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 22, 2024
Thursday, June 20, 2024 1:00 PM, Eastern Time
Annual Meeting to be held live via the internet - please visit www.tucowsproxymaterials.com for more details

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 1:00 PM, Eastern Time, June 20, 2024.

Internet:
www.proxypush.com/TCX
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-868-2598
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.tucowsproxymaterials.com

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Elliot Noss and Davinder Singh (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Tucows Inc., which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved tucows

Tucows Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1 AND 2

	PROPOSALS	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified:	FOR	WITHHOLD		
	1.01 Erez Gissin	☐	☐		FOR
	1.02 Elliot Noss	☐	☐		FOR
	1.03 Jeffrey Schwartz	☐	☐		FOR
	1.04 Allen Karp	☐	☐		FOR
	1.05 Robin Chase	☐	☐		FOR
	1.06 Marlene Carl	☐	☐		FOR
	1.07 Lee Matheson	☐	☐		FOR
	1.08 Gigi Sohn	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the selection of the independent accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.tucowsproxymaterials.com
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date